UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: February 27, 2016

SMARTFINANCIAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	333-203449	62-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5401 Kingston Pike, Suite 600 Knoxville, Tennessee		37919
(Address of Principal Executive Offices)		(Zip Code)

(865) 437-5700
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Information

On February 29, 2016, SmartFinancial, Inc. (the “Company”) issued a press release announcing the completion of the merger of SmartBank and Cornerstone Community Bank, the Company’s two wholly owned subsidiary banks. The surviving bank (the “Bank”) will have total assets in excess of $1 billion and will operate under the “SmartBank” name. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(c)

Effective February 27, 2016, the Company appointed Felicia F. Barbee to act as Controller of the Company. Also effective February 27, 2016, and in connection with the merger of SmartBank and Cornerstone Community Bank, Ms. Barbee’s employment agreement with Cornerstone Community Bank was amended to name Ms. Barbee Chief Accounting Officer of the Bank, as well as to make certain other ministerial and administrative changes due to the merger of SmartBank and Cornerstone Community Bank. All other material terms of Ms. Barbee’s employment agreement remain the same.

Ms. Barbee previously served as Chief Financial Officer of Cornerstone Community Bank; a copy of her employment agreement with Cornerstone Community Bank is attached as Exhibit 10.1 hereto. Ms. Barbee will continue to receive a base salary of $102,000. Additionally, Ms. Barbee’s employment agreement provides that, in the event that the executive terminates her employment agreement for cause or in the event the agreement is terminated by the Bank without cause, then the executive will be entitled to a payment equal to the executive’s annual base salary. Within 12 months following a change of control of the Bank, if the executive’s employment is terminated without cause by the Company or with cause by the executive, then the executive is entitled to a severance payment equal to two times the executive’s annual base salary. A description of Ms. Barbee’s previous experience is below:

Felicia F. Barbee, 44, served as Chief Financial Officer of Cornerstone Community Bank prior to its merger with SmartBank. Prior to joining Cornerstone in October 2012, Ms. Barbee was Chief Financial Officer at a community bank in North Georgia for nine years. Before that, she was employed at Hazlett, Lewis & Bieter, PLLC. She graduated magna cum laude from the University of Tennessee at Chattanooga with a Bachelor’s degree in Accounting and earned her Certified Public Accountant designation. She is a member of the American Institute of Certified Public Accountants and the Georgia Society of CPAs.

The foregoing summary is qualified in its entirety by reference to the full text of the employment agreement and the amendment to Ms. Barbee’s employment agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this report and are incorporated by reference into this Item 5.02.

5.02(e)

Effective February 27, 2016, and in connection with the merger of SmartBank and Cornerstone Community Bank, the Company’s two wholly owned subsidiary banks, SmartBank executed an amendment to Robert B. (Barry) Watson’s employment agreement. The employment agreement was amended to reflect Mr. Watson’s new title of President – Chattanooga Region with SmartBank and to make certain other ministerial and administrative changes due to the merger of SmartBank and Cornerstone Community Bank. Mr. Watson was formerly a party to an employment agreement with Cornerstone Community Bank to serve as President of Cornerstone Community Bank, which was described on a current report on Form 8-K filed December 10, 2014. All other material terms of Mr. Watson’s employment agreement remain the same.

The foregoing summary is qualified in its entirety by reference to the full text of the amendment to Mr. Watson’s employment agreement, a copy of which is attached as Exhibit 10.3 to this report and is incorporated by reference into this Item 5.02.

Item 8.01 Other Events

The information provided above in “Introductory Information” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 5, 2014, by and between Felicia F. Barbee and Cornerstone Community Bank.*
10.2	First Amendment to Employment Agreement, dated as of February 27, 2016, by and between SmartBank and Felicia F. Barbee.*
10.3	First Amendment to Employment Agreement, dated as of February 27, 2016, by and between SmartBank and Robert B. Watson.*
99.1	Press release dated February 29, 2016, by SmartFinancial, Inc.*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTFINANCIAL, INC.

Date: March 1, 2016

	By:	/s/ William Y. Carroll, Jr.
William Y. Carroll, Jr. President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of December 5, 2014, by and between Felicia F. Barbee and Cornerstone Community Bank.*
10.2	First Amendment to Employment Agreement, dated as of February 27, 2016, by and between SmartBank and Felicia F. Barbee.*
10.3	First Amendment to Employment Agreement, dated as of February 27, 2016, by and between SmartBank and Robert B. Watson.*
99.1	Press release dated February 29, 2016, by SmartFinancial, Inc.*
*	Filed herewith.